Exhibit 5.2

O’Melveny & Myers LLP 1301 Avenue of the Americas 17th Floor New York, NY 10019	T: +1 212-326-2000 F: +1 212-326-2061 omm.com	File Number: 0409397.00004

      , 2025

Icon Energy Corp.
17th km National Road
Athens-Lamia & Foinikos Str.
14564, Nea Kifissia
Athens, Greece

Re:	Registration Statement on Form F-3

We have acted as special counsel to Icon Energy Corp., a Marshall Islands corporation (the “Company”), in connection with the preparation of the Registration Statement on Form F-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to $250,000,000 million in aggregate offering price of the following securities: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”); (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Shares”), in one or more series; (iii) senior or subordinated debt securities of the Company, in one or more series (the “Debt Securities”), to be issued pursuant to an indenture (the “Base Indenture”) to be entered into between the Company and a trustee to be named in such indenture (the “Trustee”), and any supplements or officer’s certificates thereto establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”); (iv) warrants to purchase Common Shares, Preferred Shares, or Debt Securities (individually or collectively, the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (v) purchase contracts, including contracts obligating holders to purchase from the Company and obligating the Company to sell to the holders, a specified number of debt or equity securities (the “Purchase Contracts”) to be issued under a purchase agreement or similar agreement to be entered into by the Company (the “Purchase Contract Document”); (vi) rights to purchase Common Shares, Preferred Shares or Debt Securities (individually or collectively, the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and (vii) units consisting of any combination of Common Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts and/or Rights (the “Units”) to be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be appointed prior to the issuance of Units. The Common Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units are collectively referred to herein as the “Securities.”

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including, among other things, the following:

(a)	the Registration Statement; and

(b)	originals or copies of actions by written consent of the board of directors of the Company relating to the registration of the Securities and related matters.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have also assumed that New York law will be chosen to govern the Base Indenture, the Warrant Agreement, the Purchase Contract Document, the Rights Agreement and the Unit Agreement and that such choice is a valid and legal provision. To the extent the obligations of the Company depend on the enforceability of any agreement against any other parties thereto, we have assumed that such agreement is enforceable against such other parties.

Austin  •  Century City  •  Dallas  •  Houston  •  Los Angeles  •  Newport Beach  •  New York  •  San Francisco  •  Silicon Valley  •  Washington, DC
Beijing  •  Brussels  •  Hong Kong  •  London  •  Seoul  •  Shanghai  •  Singapore  •  Tokyo

We have also assumed that, at or prior to the time of delivery of any Security: (i) the Registration Statement has been declared effective by the Commission and such effectiveness has not been terminated or rescinded; (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the Securities have been authorized by all necessary corporate action on the part of the Company (including, in the case of Preferred Shares, any filing or other corporate action necessary to create and establish the terms of such Preferred Shares) and the Company is and will continue to be validly existing and in good standing under the laws of Marshall Islands, with corporate power and authority to enter into the Base Indenture, Supplemental Indenture Documents, Warrant Agreement, Purchase Contract Documents, Rights Agreement or Unit Agreement to which it is or may be a party and to perform its obligations thereunder; (iv) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the applicable authorizing resolutions of the Board of Directors of the Company (or an authorized committee thereof) and in conformity with the amended and restated articles of incorporation of the Company, the amended and restated bylaws of the Company and applicable law (including (A) the requisite number of shares of Common Shares or Preferred Shares, including Common Shares or Preferred Shares which may be issued upon exercise or conversion of any such Securities exercisable or convertible for Common Shares or Preferred Shares, will have been reserved for issuance, in each case, within the limits of the then remaining authorized but unissued and unreserved amount of such Common Shares or Preferred Shares, as provided in the certificate of incorporation, and (B) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 5 below shall have been duly completed and shall remain in full force and effect); (v) in the case of Debt Securities, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; (vi) there has not occurred any change in law or further action by the Board of Directors of the Company (or an authorized committee thereof) affecting the validity or enforceability of such Security; and (vii) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We have also assumed that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this letter, we are of the opinion that:

1.          With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”) when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Base Indenture and applicable Supplemental Indenture Documents, (ii) the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company and (iii) the Offered Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”). We express no opinion as to the validity, legally binding effect or enforceability of the provisions relating to disclaimers, waivers, releases, indemnities, hold harmless provisions, exculpations, provisions for contribution and liquidated damages, and other provisions, however expressed, altering or eliminating the rights, liabilities or remedies a party otherwise would have, nor any provision having the effect of modifying the statute of limitations (collectively, the “Risk-Allocation Provisions”).

2.          With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Shares, Preferred Shares or Debt Securities relating to such Offered Warrants have been duly authorized for issuance, (ii) any applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of any applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by the Enforceability Exceptions; provided that we express no opinion as to the Risk-Allocation Provisions.

3.          With respect to any Purchase Contracts offered under the Registration Statement (the “Offered Purchase Contracts”), when (i) the Common Shares, Preferred Shares or Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance, (ii) any applicable Purchase Contract Document has been duly authorized, executed and delivered by each party thereto and (iii) the Offered Shared Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the terms of any applicable Purchase Contract Document and the applicable underwriting or other agreement against payment therefor, such Offered Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by the Enforceability Exceptions; provided that we express no opinion as to the Risk-Allocation Provisions.

4.          With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Shares, Preferred Shares or Debt Securities relating to such Offered Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by the Enforceability Exceptions; provided that we express no opinion as to the Risk-Allocation Provisions.

5.          With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts and Rights, as applicable, relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by the Enforceability Exceptions; provided that we express no opinion as to the Risk-Allocation Provisions.

The law covered by this letter is limited to the present law of the State of New York. The law covered in paragraphs 1,2, 3, 4 and 5 of this letter as to the enforceability of the Offered Debt Securities, the Offered Warrants, the Offered Purchase Contracts, the Offered Rights and the Offered Units is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities. This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that arise after the date hereof and come to our attention or any future changes in laws.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. We further consent to the incorporation by reference of this letter and the foregoing consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Respectfully submitted, /s/ O'Melveny & Myers LLP